Exhibit 99.1

DRI Corporation Appoints Veronica B. Marks as Vice President, Corporate Communications and Administration

DALLAS--(BUSINESS WIRE)--March 30, 2010--DRI Corporation (DRI) (NASDAQ®: TBUS), a digital communications technology leader in the global surface transportation and transit security markets, announced today that Veronica B. Marks was named Vice President of Corporate Communications and Administration, effective March 25, 2010. She continues in her role as the Company’s Assistant Secretary.

David L. Turney, the Company’s Chairman, President and Chief Executive Officer, said: “Veronica has demonstrated the ability and talent to take on greater responsibilities in working with the investment community. During fiscal year 2010, we are expanding our investor relations work in Europe. I look forward to her assistance with our investor relations efforts, which will enable me to devote more of my time to strategic matters and anticipated accelerated growth opportunities.”

ABOUT VERONICA B. MARKS

Ms. Marks has been with DRI Corporation since July 2001. Prior to being appointed to her present position, she served as Corporate Communications Manager and Assistant Secretary. She is responsible for the Company’s investor and public relations, marketing/communications, and intellectual property programs, as well as oversight of the Company’s employee benefits programs.

She is a member of the American Public Transportation Association’s Marketing and Communications Committee, Legislative Committee, and Authorization Task Force.

Before joining the Company, Ms. Marks was Acting Marketing Manager at H.D. Vest Financial Services, a non-bank subsidiary of Wells Fargo & Co in Irving, Texas. In addition to holding other marketing/communications and investor relations positions, she previously sold securities and life insurance products for Edward Jones, a multi-national broker/dealer based in St. Louis, Mo.

An award-winning writer, Ms. Marks is a member of the Press Club of Dallas, the International Association of Business Communicators and its Dallas Chapter, and the National Institute of Investor Relations (NIRI) and its Dallas*Fort Worth Chapter. She has served on the NIRI Dallas*Fort Worth Chapter’s Board of Directors since June 2005 and presently holds the office of President.

A 1986 graduate of The University of Tulsa, Ms. Marks earned a bachelor's degree in Communications.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the global surface transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell® video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations or which use words such as “suggest,” “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “should,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “guidance,” “may,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2009, and quarterly report on Form 10-Q filed Nov. 16, 2009, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

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CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Vice President, Corporate Communications and Administration
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com